SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2019

Hammer Fiber Optics Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-1539680	98-1032170
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
15 Corporate Place South, Suite 100, Piscataway NJ 08854 (844) 413-2600

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Item 4.01

(a) Dismissal of Independent Registered Public Accounting Firm

On March 7, 2019 Hammer Fiber Optics Holdings Corp. (the “Company”), the Company's Board of Directors (the "Board") voted to dismiss Sadler, Gibb & Associates, LLC (“Sadler Gibb”) as the Company’s independent registered public accounting firm. The decision taken by the Board to change the Company's independent auditors was due to financial considerations and as a result of the acquisitions of 1stPoint, Endstream, Open Data Centers and Shelcomm as previously announced in a Current Report on Form 8K dated September 13, 2018.  The new management responsible for providing the Company’s consolidated financial statements and accompanying footnotes under this Form 8K disclosure, recommended that the existing auditors are more familiar with the acquired companies as well as the material impact these acquired entities had on the ongoing operations of the Company, would be in a better position to represent the Company as the independent auditors for the foreseeable future.

Sadler Gibb was engaged by the Company on July 14, 2016.  The audit reports of Sadler Gibb on the consolidated financial statements of the Company as of July 31, 2018 and 2017, respectively, contained no adverse opinion or disclaimer of opinion. During the Company’s two most recent fiscal years ended July 31, 2018 and 2017, the audit reports on the consolidated financial statements of the Company contained an explanatory paragraph disclosing the uncertainty regarding the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years there were no disagreements with Sadler Gibb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreement(s), if not resolved to the satisfaction of Sadler Gibb, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The Company has provided Sadler Gibb with a copy of this Form 8-K prior to its filing with the U.S Securities and Exchange Commission (“SEC”) and requested Sadler Gibb to furnish to the Company a letter addressed to the SEC stating whether it agrees with the above statements.  A copy of the letter furnished by Sadler Gibb is attached as Exhibit 16.1 hereto.

(b) Engagement of New Independent Registered Public Accounting Firm

On March 7, 2019, the Company’s Board of Directors approved the engagement of Boyle CPA, LLC of New Jersey, as the Company’s independent registered public accounting firm.

By way of background, Boyle was previously engaged as the auditors of 1stPoint, Endstream and Open Data Centers to audit their consolidated financial statements for periods ending December 31, 2016 and December 31, 2017 respectively.  The engagement of Boyle will encompass the audit of the Company’s consolidated financial statements for the year ending July 31, 2019 and will be effective beginning with the second quarter review for the period ending January 31, 2019.

During the years ended July 31, 2018 and 2017 and through the date of this Form 8-K, neither the Company, nor anyone acting on its behalf, consulted with Boyle with respect to  the type of audit opinion that might be rendered by Boyle on the Company’s consolidated financial statements, or any matters that were either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1) (v) of Regulation S-K). Prior to the Company’s engagement of Boyle, Boyle did not provide the Company with either written or oral advice that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
16.1	Letter from Sadler, Gibb & Associates dated March 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hammer Fiber Optics Holdings, Corp.

Dated: March 25, 2019

/s/ Erik B. Levitt

By: Erik B. Levitt

Its: CEO